CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 13, 2015, relating to the financial statements and financial highlights which appear in the December 31, 2014 annual reports to shareholders of Invesco V.I. American Franchise Fund, Invesco V.I. American Value Fund, Invesco V.I. Balanced-Risk Allocation Fund, Invesco V.I. Comstock Fund, Invesco V.I. Core Equity Fund, Invesco V.I. Diversified Dividend Fund, Invesco V.I. Diversified Income Fund, Invesco V.I. Equally-Weighted S&P 500 Fund, Invesco V.I. Equity and Income Fund, Invesco V.I. Global Core Equity Fund, Invesco V.I. Global Health Care Fund, Invesco V.I. Global Real Estate Fund, Invesco V.I. Government Securities Fund, Invesco V.I. Growth and Income Fund, Invesco V.I. High Yield Fund, Invesco V.I. International Growth Fund, Invesco V.I. Mid Cap Core Equity Fund, Invesco V.I. Mid Cap Growth Fund, Invesco V.I. Money Market Fund, Invesco V.I. S&P 500 Index Fund, Invesco V.I. Managed Volatility Fund (formerly Invesco Utilities Fund), Invesco V.I. Small Cap Equity Fund, Invesco V.I. Technology Fund and Invesco V.I. Value Opportunities Fund (the portfolios constituting AIM Variable Insurance Funds (Invesco Variable Insurance Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Other Service Providers” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

April 24, 2015